Exhibit 4.2

[FACE OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Eastman Chemical Company

No. A-1	2.70% NOTE DUE 2020

CUSIP No. 277432 AQ3 ISIN No. US277432AQ36		$500,000,000

Eastman Chemical Company, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), for value received, hereby promises to pay CEDE & CO., or its registered assigns, the principal sum of $500,000,000 (Five Hundred Million United States dollars) or such other amounts that appear in the schedule attached hereto on January 15, 2020 (the “Maturity Date”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing July 15, 2015, and on the Maturity Date (or on any redemption or repayment date) the amount of interest on said principal sum, in like coin or currency, at the rate per annum specified in the title of this Note, from and including November 20, 2014 or from but excluding the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The interest payable on any Interest Payment Date which is punctually paid or duly provided for on such Interest Payment Date, will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on January 1 or July 1 (in each case, whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding such Interest Payment Date. Interest payable on this Note which is not punctually paid or duly provided for on any Interest Payment Date therefor, shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal, any premium and the interest due on the Maturity Date (or on any redemption or repayment date) of this Note will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Company may determine. At the option of the Company, interest on the Notes may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

2

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated: November 20, 2014

Eastman Chemical Company

By:
	Name:	Mary D. Hall
	Title:	Vice President and Treasurer

This is one of the Notes of the series designated therein described in the within-mentioned Indenture.

Dated: November 20, 2014

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

1. INDENTURE. (a) This Note is one of a duly authorized issue of senior debt securities of the Company (hereinafter called the “Notes”), all issued or to be issued under and pursuant to the Indenture, dated as of June 5, 2012 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Company has appointed the Trustee as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Company) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein. To the extent any provision of this Note conflicts with the Indenture, the Indenture shall govern and be controlling. This Note is one of the series designated on the face hereof initially limited in aggregate principal amount to $800,000,000; provided that the Company may from time to time, without notice to or the consent of the Holders of the applicable series of Notes, create and issue additional Notes of such series (the “Additional Notes”) having the same terms and ranking equally and ratably with the Notes of such series in all respects and with the same CUSIP number as the Notes of the applicable series, or in all respects except for any differences in the issue price and the payment of interest accruing prior to the issue date of the Additional Notes or except for the first payment of interest following the issue date of such Additional Notes. Any Additional Notes will be consolidated and form a single series with the applicable series of Notes and shall have the same terms as to status, redemption and otherwise as such Notes. Any Additional Notes may be issued pursuant to authorization provided by a resolution of the Board of Directors of the Company, a supplement to the Indenture, or under an Officers’ Certificate pursuant to the Indenture. No Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes of such series. If such Additional Notes are not fungible for purposes of U.S. federal income tax purposes, such Notes shall have a different CUSIP number.

(b) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of any series and the Trustee with the consent of the Holders of a majority in aggregate principal amount of all of the Notes of each applicable series then Outstanding affected by such amendment or modification (treated as a single class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of all of the Notes of each applicable series then Outstanding affected thereby (treated as a single class) to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. For the avoidance of doubt, with respect to any series of Notes, the consent or waiver, as the case may be, of Holders of Notes of such series required or permitted under the Indenture, as the case may be, if the Company so determines, may also be obtained from the Holders of a majority in principal amount of the Notes of that series

3. OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate, and in the coin or currency herein prescribed.

4. SPECIAL MANDATORY REDEMPTION. The Notes are subject to a special mandatory redemption in the event the Company’s acquisition (the “Acquisition”) of Taminco Corporation (“Taminco”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 11, 2014, by and among the Company, Stella Merger Corporation, a subsidiary of the Company, and Taminco, is not consummated on or prior to May 30, 2015 or, if prior to May 30, 2015, the Merger Agreement is terminated (each such event, a “Redemption Event”). If a Redemption Event occurs, the Notes will be redeemed at a special mandatory redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to but excluding the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” means the earlier to occur of (1) June 1, 2015, if the Merger has not been completed on or prior to May 30, 2015, or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the Merger Agreement.

The Company will cause the notice of special mandatory redemption to be mailed, with a copy to the Trustee, within five business days after the occurrence of the Redemption Event to each Holder at its registered address.

5. OPTIONAL REDEMPTION. The Company may redeem the Notes, in whole or in part, at any time prior to December 15, 2019 at a Redemption Price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•

as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 17.5 basis points, plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date; provided that the principal amount of a Note remaining outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

Commencing on December 15, 2019, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the Redemption Date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations obtained.

“Reference Treasury Dealer” means (1) Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of their respective affiliates which are Primary Treasury Dealers (as defined herein)), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

The Company will give notice to the Holders of Notes and the Trustee of any Notes to be redeemed of any redemption the Company proposes to make at least 30 days, but not more than 60 days, before the Redemption Date. If fewer than all of the Notes are to be redeemed, the Trustee must select the particular Notes to be redeemed by the method specified in the Indenture.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or the portion of the Notes called for redemption.

6. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the Outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

7. CERTAIN COVENANTS. The Indenture restricts, among other things, the ability of the Company and its Subsidiaries to incur certain secured indebtedness and the ability of the Company to merge or consolidate with, or transfer all or substantially all of its assets to, other companies. These covenants are subject to the defeasance procedures outlined in the Indenture.

8. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

9. DEFEASANCE. The Indenture contains provisions for legal defeasance and covenant defeasance at any time of the Indebtedness on this Note upon compliance by the Company with certain conditions set forth therein.

10. DENOMINATIONS; EXCHANGES. (a) The Notes are issuable in registered form without coupons in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denomination.

11. HOLDER AS OWNER. Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee, any Registrar and any Paying Agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Company, the Trustee, any Registrar or any Paying Agent of the Company or the Trustee shall be affected by any notice to the contrary.

12. NO LIABILITY OF CERTAIN PERSONS. No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company, or any successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

13. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law provisions thereof.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

the within Note of Eastman Chemical Company and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of Eastman Chemical Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE SHOULD BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF THE NEW YORK STOCK EXCHANGE.

Signature Guarantee:	Tax Identification No.:

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is U.S.$500,000,000. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee